As filed with the Securities and Exchange Commission on July 15, 1994

                                                  Registration No. 33-
========================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                                     FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                          CONCURRENT COMPUTER CORPORATION
                (Exact name of registrant as specified in its charter)

           Delaware                                        04-2735766
 (State or other jurisdiction of                       (I.R.S. employer
  incorporation or organization)                    identification number)

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                                Two Crescent Place
                                Oceanport, NJ 07757
                                   (201)870-4500
                      (Address of principal executive offices)

                            Employee Stock Purchase Plan
                           1991 Restated Stock Option Plan
                               Retirement Savings Plan
                              (Full title of the plans)

                                    KEVIN J. DELL
                                    Vice President
                        General Counsel and Assistant Secretary
                           Concurrent Computer Corporation
                                  Two Crescent Place
                                  Oceanport, NJ 07757
                        (Name and address of agent for service)

                                    (908)870-4500
           (Telephone number, including area code, of agent for service)

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


                           CALCULATION OF REGISTRATION FEE
====================================================================================================================

Title of each class                                  Proposed                Proposed maximum
of securities to be               Amount to be       maximum offering        aggregate              Amount of
registered                        registered (1)     price per share (2)     offering price (2)     registration fee
- ----------                        --------------     -------------------     ------------------     ----------------
Common Stock Issuable
Pursuant to Employee
Stock Purchase Plan                 600,000              $2.08                  $1,248,000              $  430

Common Stock Issuable
Pursuant to 1991 Restated
Stock Option Plan                 1,000,000              $2.08                  $2,080,000              $  717

Common Stock Issuable
Pursuant to Retirement
Savings Plan                        350,000              $2.08                  $  728,000              $  251

                                                                                                Total   $1,398
                                                                                                         =====
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(1)  Pursuant to Rule 429, the prospectuses relating hereto also relate to shares previously registered under Form S-8 Registration Statements No. 33-27017, 33-46385 and 33-54698.

(2)  Pursuant to Rule 457(h), estimated on the basis of the average of the closing bid and asked price of the Common Stock on July 8, 1994.





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             This registration statement relates to the registration of additional securities of the same class as other securities for which a registration filed on this form relating to the employee benefit plans referenced is effective (No. 33-54698). The contents of Registration Statement No. 33-54698 are hereby incorporated by reference.


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                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oceanport, New Jersey, on July 14, 1994.


                                  CONCURRENT COMPUTER CORPORATION

                                  By:  /s/ Kevin J. Dell
                                     ------------------------
                                        Kevin J. Dell
                                        Vice President
                                        General Counsel and Assistant Secretary

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated below.

             Name                        Capacity
             ----                        --------

/s/ John T. Stihl                        Chairman of the Board, President
John T. Stihl                              and Chief Executive Officer

/s/ James P. McCloskey                   Vice President, Finance and Treasurer
James P. McCloskey                         Chief Financial Officer and Chief
                                            Accounting Officer

/s/ Phillip W. Arneson                   Director
Phillip W. Arneson

/s/ C. Michael Carter                    Director
C. Michael Carter

/s/ Kevin N. Clowe                       Director
Kevin N. Clowe

/s/ C. Forbes Dewey                      Director
C. Forbes Dewey

/s/ Morton E. Handel                     Director
Morton E. Handel

/s/ Leonard N. Hecht                     Director
Leonard N. Hecht

/s/ Richard P. Rifenburgh                Director
Richard P. Rifenburgh

Date: July 14, 1994

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                                  Exhibit Index


                                                                  Sequentially
Exhibit No.          Description                                  Numbered Page

   5.1 Opinion of Kevin J. Dell as to the legality of the securities being registered.

  24.1               Consent of Coopers & Lybrand.

  24.2               Consent of Kevin J. Dell (contained in Exhibit 5.1).